            PROXY TABULATOR

            P.O. BOX 9112

            FARMINGDALE, NY 11735

To vote by Internet

1)	Read the Prospectus/Proxy Statement and have the Proxy

Card below at hand.

2)	Go to website www.proxyvote.com

3)	Follow the instructions provided on the website.

To vote by Telephone

1)	Read the Prospectus/Proxy Statement and have the Proxy

Card below at hand.

2)	Call 1-800-690-6903

3)	Follow the instructions.

To vote by Mail

1)	Read the Prospectus/Proxy Statement.

2)	Check the appropriate box on the Proxy Card below.

3)	Sign and date the Proxy Card.

4)	Return the Proxy Card in the envelope provided.

If you vote by Telephone or Internet,

you do not need to mail your Proxy.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:        ☒

<XXXXX>1	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

MANAGED PORTFOLIO,
a series of EquiTrust Series Fund, Inc.

		For	Against	Abstain

Proposal 1.	To approve or disapprove a proposed Agreement and Plan of Reorganization pursuant to which Federated Asset Allocation Fund, a series of Federated Asset Allocation Fund (the “Acquiring Fund”), would acquire all of the assets of Managed Portfolio (the “Acquired Fund”) in exchange for Class A and Institutional Shares of the Acquiring Fund to be distributed pro rata by the Acquired Fund in complete liquidation and termination of the Acquired Fund. As a result of the reorganization, Class A and Class B shareholders of the Acquired Fund will receive Class A shares of the Acquiring Fund, and Class I shareholders of the Acquired Fund will receive Institutional Shares of the Acquiring Fund.	☐	☐	☐

YOUR VOTE IS IMPORTANT

Please complete, sign and return this card as soon as possible.

Please sign this proxy exactly as your name appears on the books of the Fund. Joint owners should each sign personally. Trustees, directors and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting:

The Notice of Special Meeting of Shareholders and Prospectus/Proxy Statement are available at

www.proxyvote.com.

<XXXXX2

MANAGED PORTFOLIO

A portfolio of EquiTrust Series Fund, Inc.

SPECIAL MEETING OF SHAREHOLDERS — July 14, 2011

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned Shareholders of Managed Portfolio, a portfolio of EquiTrust Series Fund, Inc. (the “Fund”), hereby revoking any proxy heretofore given, designate and appoint [                            ,                              and                                         ], as proxies to act at the Special Meeting of Shareholders (the “Special Meeting”) to be held on July 14, 2011 at 5400 University Avenue, West Des Moines, Iowa 50266, at              [a.m./p.m.] (Central Time), and at any adjournment thereof.

The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot. If this proxy is executed and returned in time and no choice is indicated as to an item, this proxy will be voted affirmatively on such matter. Discretionary authority is hereby conferred as to all other matters as may properly come before the Special Meeting or any adjournment thereof and the attorneys named in this proxy will vote on such matters in their best judgment.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE FUND. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL.

PLEASE SIGN AND DATE ON THE REVERSE SIDE.